Exhibit f.3

FINAL FORM

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT, dated as of the date set forth in Schedule A to the Loan Agreement referred to below (this “Agreement”), is entered into by and among THE BORROWER IDENTIFIED ON THE SIGNATURE PAGES HEREOF (the “Borrower”), THE BANK OF NEW YORK MELLON, a New York state chartered bank, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the Loan Agreement referred to below, and THE BANK OF NEW YORK MELLON, a New York state chartered bank, as custodian under this Agreement, for the Borrower and the Agents (in such capacity, the “Custodian”).

WHEREAS, the Borrower, The United States Department of the Treasury, as lender (in such capacity, the “Lender”), the Administrative Agent and the Collateral Agent have entered into a Loan Agreement (as the same may be amended, extended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of the date set forth in Schedule A to the Loan Agreement, pursuant to which, among other things, the Lender has agreed to make Loans to the Borrower;

WHEREAS, the Borrower, the Lender, the Administrative Agent and the Collateral Agent have entered into a Guarantee and Security Agreement (the “Guarantee and Security Agreement”) dated as of the date set forth in Schedule A to the Loan Agreement, pursuant to which the Collateral is pledged to secure the Loans and the other Secured Obligations;

WHEREAS, the Borrower wishes to engage the Custodian on behalf of the Borrower (and on behalf of the other Loan Parties) to act as custodian for the Collateral pursuant to the Loan Agreement, the Guarantee and Security Agreement and the Collateral Administration Agreement; and

WHEREAS, the Custodian is prepared to act as custodian on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

SECTION 1.1 Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

“Account Property” shall have the meaning set forth in Section 2.1.

“Agent Members” shall mean members of, or participants in, a depository, including the DTC, Euroclear or Clearstream.

“Certificate of Responsible Officers” shall mean a certificate in the form of Exhibit A hereto signed on behalf of the Borrower, the Administrative Agent or the Collateral Agent, as applicable, by a Responsible Officer thereof and delivered to the Custodian hereunder.

“Indemnified Liabilities” shall have the meaning set forth in Section 7.2(a).

“Indemnitee” shall have the meaning set forth in Section 7.2(a).

“Instructing Party” shall mean (a) at any time prior to the receipt by the Custodian of a Notice of Exclusive Control, the Borrower, and (b) at any time following the receipt by the Custodian of such notice, the Collateral Agent.

“Loan Payment Date Report” shall mean, with respect to a Loan Payment Date, a report containing the information set forth or referred to in Exhibit D for such Loan Payment Date.

“Notice of Exclusive Control” shall mean a written notice in the form of Exhibit B delivered by the Collateral Agent to the Custodian.

“NYUCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

“Records” shall have the meaning set forth in Section 8.13.

“Written Instructions” shall mean, with respect to each Instructing Party, any notices, instructions or other instruments in writing received by the Custodian from a Responsible Officer of such Instructing Party, or from a person reasonably believed by the Custodian to be a Responsible Officer of such Instructing Party, by letter, telex, telecopy, facsimile, the Custodian’s on line communication system, or any other method whereby the Custodian is able to verify the sender of such communications or the sender is required to provide a password or other identification code.

As used herein, the term “Money” shall have the meaning set forth in Article 1 of the NYUCC, the terms “Bank” and “Deposit Account” shall have the meaning set forth in Article 9 of the NYUCC, and the terms “Entitlement Holder”, “Entitlement Order”, “Financial Asset”, “Securities Account”, “Securities Intermediary” and “Security” shall have the respective meanings set forth in Article 8 of the NYUCC.

Unless otherwise defined herein, terms defined in the Loan Agreement or in the Guarantee and Security Agreement, as applicable, and used herein (including terms used in the preamble and the recitals hereto) shall have the meanings given to them in the Loan Agreement or in the Guarantee and Security Agreement, as applicable.

SECTION 1.2 The “Interpretation” provisions set forth in Section 1.02 of the Loan Agreement shall apply to this Agreement, including terms defined in the preamble and the recitals hereto.

ARTICLE II

APPOINTMENT OF CUSTODIAN; CUSTODIAL ACCOUNT AND INTEREST RESERVE ACCOUNT

SECTION 2.1 Appointment of Custodian; Establishment of Custodial Account and Interest Reserve Account. The Borrower hereby appoints the Custodian as custodian of all its Portfolio Investments at any time delivered to the Custodian and identified for deposit into or credit to the Custodial Account or the Interest Reserve Account by or on behalf of the Borrower during the term of this Agreement, including all distributions from and proceeds of the foregoing received by the Custodian during such term that are deposited in the Custodial Account or the Interest Reserve Account (collectively, the “Account Property”) and authorizes the Custodian to hold or credit to the Custodial Account or the Interest Reserve Account, as applicable, the Account Property as herein provided, and the

Custodian hereby accepts such appointment. The Borrower shall establish with the Custodian on or before the date hereof and maintain (a) a Custodial Account which shall be a “Securities Account” within the meaning of Section 8-501(a) of the NYUCC to the extent that Financial Assets are credited to such account and a “Deposit Account” within the meaning of Sections 9-102(a)(29) and 9-104 of the NYUCC to the extent that Cash or Money is deposited to such account and, in both cases, which shall be initially identified in Schedule A to the Loan Agreement and (b) an Interest Reserve Account which shall be a “Securities Account” within the meaning of Section 8-501(a) of the NYUCC to the extent that Financial Assets are credited to such account and a “Deposit Account” within the meaning of Sections 9-102(a)(29) and 9-104 of the NYUCC to the extent that Cash or Money is deposited to such account and, in both cases, which shall be initially identified in Schedule A to the Loan Agreement, in which the Custodian will hold the Account Property in such accounts as provided herein. For purposes of the foregoing and Sections 2.2 and 2.3, the parties expressly agree that the Custodian shall be a Securities Intermediary whose jurisdiction is the State of New York for purposes of Article 8 and Section 9-305 of the NYUCC and a Bank whose jurisdiction is the State of New York for purposes of Section 9-304 of the NYUCC. The Custodian also agrees to establish sub-accounts to the extent contemplated by the Loan Documents or as the Custodian, the Borrower, the Collateral Agent or the Administrative Agent may determine would be useful for record-keeping purposes.

Each party hereto agrees that each item constituting “Account Property” and other property, if any (other than Cash or Money) contained in or credited to the Custodial Account or the Interest Reserve Account, of whatever nature or kind, is to be treated as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the NYUCC. Any Cash or Money constituting Account Property shall be maintained by the Custodian in Temporary Investments as provided in Section 4.4 of this Agreement and in the Guarantee and Security Agreement.

SECTION 2.2 Borrower as Entitlement Holder; Grant of Control of Custodial Account and Interest Reserve Account to the Collateral Agent. Each party hereto agrees that the Borrower shall be the “Entitlement Holder” (within the meaning of Section 8-102(a)(7) of the NYUCC) of the Custodial Account and the Interest Reserve Account. If at any time the Custodian shall receive an “Entitlement Order” (within the meaning of Section 8-102(a)(8) of the NYUCC) from the Collateral Agent or any instruction directing disposition of the funds (in the case of Cash or Money) originated by the Collateral Agent, the Custodian shall comply with such entitlement order or instruction, without further consent of the Borrower or any other Person. In the event of a conflict between an Entitlement Order or instruction, as the case may be, of (a) the Borrower, on one hand, and (b) the Collateral Agent, on the other hand, the Entitlement Order or instruction of the Collateral Agent shall prevail. It is the intent of the parties that by virtue of the preceding sentence, the Collateral Agent shall have “Control” within the meaning of Sections 8-106(d)(2), 9-104 and 9-106 of the NYUCC. Without limiting the effect of the foregoing, the Collateral Agent and the Borrower are each authorized to give, and the Custodian is authorized to accept, the instructions contemplated herein to be given by the Borrower or the Collateral Agent, as applicable.

SECTION 2.3 Effect of Notice of Exclusive Control.

(a) The Custodian shall comply with Entitlement Orders and other directions concerning Account Property (including Financial Assets held in the Custodial Account and the Interest Reserve Account) at the direction of the Borrower or its Responsible Officers, until such time as the Collateral Agent delivers to the Custodian a Notice of Exclusive Control stating that the Collateral Agent is thereby exercising exclusive control over the Custodial Account, the Interest Reserve Account and the Account Property.

(b) After delivery of a Notice of Exclusive Control, the Custodian shall (i) follow only the instructions of the Collateral Agent regarding the funds or other property on deposit in the Custodial Account or the Interest Reserve Account and not follow any directions regarding the funds or other property on deposit in the Custodial Account and the Interest Reserve Account from the Borrower and (ii) take all reasonable actions as directed by the Collateral Agent with respect to foreclosure or enforcement proceedings, including the prompt transfer to the Collateral Agent from time to time at its direction of all funds in the Custodial Account and the Interest Reserve Account and of all proceeds and products of the Account Property.

ARTICLE III

CUSTODY AND RELATED SERVICES

SECTION 3.1 Obligation to Deliver. The Borrower shall Deliver each item of Account Property to the Custodian in accordance with the terms of Section 7.01 of the Guarantee and Security Agreement.

SECTION 3.2 Acceptance of Delivery of Account Property by Reasonable Means. Notwithstanding any term of Article II and this Article III to the contrary, the Custodian shall be entitled in any instance to take delivery of and hold any Account Property by such other means and procedures (whether or not as described in, or in compliance with, the terms of Article II and Article III) as it may deem appropriate or expedient, or as may be consistent with its then-applicable procedures, including, using nominees or other methods of good delivery, utilizing or holding through other agents, intermediaries, brokers, dealers, clearing or depository banks, sub-custodians or other depositories, or through any “direct paper” book entry or other recognized securities system, in each case in any combination, as it may deem appropriate or, where appropriate, holding of securities as part of a fungible bulk, subject, however, to its duties under any Requirement of Law.

SECTION 3.3 Further Assurances of Delivery. The Borrower covenants and agrees to take all actions reasonably requested by the Custodian in order to facilitate the Delivery of Account Property owned by it and Delivered hereunder, including, providing certifications required in connection with the transfer of any such Account Property subject to restrictions on transfer.

SECTION 3.4 Registration of Account Property. The Custodian is authorized to register ownership of any Account Property in its nominee name or through any Agent Member without increase or decrease of its liability.

SECTION 3.5 Daily Transactions; Summary of Transfers. The Custodian shall make available to the Borrower and the Collateral Administrator on a daily basis a listing of all transactions and amounts involving Account Property, on both a settlement date and trade date basis, including all transfers to or from the Custodial Account and the Interest Reserve Account and a listing of all amounts constituting Collections in respect of the Account Property, in all cases no later than 5 p.m. (Washington, D.C. time) each Business Day for such transactions or amounts received prior to 4 p.m. (Washington, D.C. time) on such Business Day; it being understood that any transactions or amounts received after 4 p.m. (Washington, D.C. time) on such Business Day shall be included in the listing for the following Business Day. The Custodian shall also provide to the Borrower a listing of daily transactions which have settled on such date and a discrepancy report which sets forth all trades which have not settled in a timely manner. The Custodian shall reasonably cooperate with the Borrower to resolve all issues related to such failed trades.

SECTION 3.6 Obligations Relating to Account Property. With respect to all Account Property held in the Custodial Account and the Interest Reserve Account, the Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments with respect to all Account Property and advise the Instructing Party and the Borrower (if not the Instructing Party) no later than 5 p.m. (Washington, D.C. time) on the Business Day following the date such income or other payments was expected to be received, of any amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Account Property which may mature and advise the Instructing Party and the Borrower (if not the Instructing Party) no later than 5 p.m. (Washington, D.C. time) on the Business Day following the date such income or other payments was expected to be received, of any amounts due but not paid;

(c) Promptly upon receipt, forward to the Instructing Party, with a copy to the Borrower (if not the Instructing Party) all information or documents that it may receive from an issuer of Account Property;

(d) Affirm trades on a trade date plus one basis, notify the Borrower of any issues with such trades and reasonably cooperate with the Borrower to resolve such issues.

(e) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(f) Hold directly, or through an Agent Member, all rights and similar Account Property issued with respect to any Account Property credited to the Account hereunder;

(g) Endorse, solely as custodian on behalf of the Instructing Party, for collection checks, drafts or other negotiable instruments;

(h) Promptly, notify the Borrower of rights or discretionary actions and of the date or dates by when such rights must be exercised or such action must be taken; provided that the Custodian has received from the issuer of Account Property or the relevant Agent Member notice of such rights or discretionary actions or of the date or dates such rights must be exercised or such actions must be taken;

(i) Maintain possession of all Instruments delivered to it for custody in the state of New York;

(j) Provide the Borrower with all available and readily obtainable information and reports relating to the Account Property reasonably requested by the Borrower or its designee and take any steps reasonably related or reasonably requested by the Borrower in connection with its performance of the obligations set forth in this Article III;

(k) Whenever Account Property confers optional rights on the Borrower or provides for discretionary action or alternative courses of action by the Borrower, the Borrower shall be responsible for making any decisions relating thereto and for directing the Custodian to act. In order for the Custodian to act, it must receive the Borrower’s Written Instructions at the Custodian’s offices, addressed as the Custodian may from time to time request, not later than noon (Washington, D.C. time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Account Property. In the event the Custodian does not receive the Borrower’s Written Instructions in a timely manner, the Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Account Property

(l) No later than the 2nd Business Day after the last day of each month, provide the Collateral Administrator and the Borrower with a statement of the Collateral held in the Custodial Account as of the last Business Day of such month, including the principal and interest received on the Eligible Assets for the calendar month ending on the preceding Determination Date; and

(m) On each Loan Payment Date, make the payments and transfers in respect of the Custodial Account, or to the extent Section 2.07(d) of the Loan Agreement requires any amount to be transferred from the Interest Reserve Account, the Interest Reserve Account, set forth or specified in the related final Loan Payment Date Report furnished to it by the Collateral Administrator.

SECTION 3.7 Sufficiency of Instructions from Instructing Party. Each instruction by an Instructing Party shall be complete and contain sufficient information to enable the Custodian to perform the instruction, including, with respect to any Delivery of Collateral to the Custodian, the respective account to which such item of Collateral shall be credited or deposited and with respect to any disposal or transfer of Collateral, the respective account from which such Collateral shall be withdrawn. Without limiting the foregoing, each instruction to forward amounts to any other Person shall identify the nature of such payment and the account from which such amounts shall be withdrawn.

SECTION 3.8 Priority of the Collateral Agent’s Security Interest. The Custodian (a) subordinates to the security interest in favor of the Collateral Agent on behalf of the Secured Parties any security interest, lien or right of recoupment or setoff that the Custodian may have, now or in the future against the Custodial Account or the Interest Reserve Account or any funds or financial assets credited thereto and (b) agrees that it will not exercise any right in respect of any such security interest or Lien or any such right of recoupment or setoff until the security interest is terminated (except that the Custodian may set off the face amount of any checks which have been credited to the accounts, but are subsequently returned unpaid because of uncollected or insufficient funds).

SECTION 3.9 Release of Account Property. Any release or distribution of Account Property by the Custodian pursuant to the instruction of an Instructing Party shall automatically and without further action or consent by the Collateral Agent release such Account Property free and clear from the Lien of the Collateral Agent, for the benefit of the Secured Parties, granted pursuant to the Guarantee and Security Agreement. The Custodian agrees to effectuate any such release within two (2) Business Days after receipt of the request from the Instructing Party.

SECTION 3.10 Tax Matters.

(a) The Borrower shall provide to the Custodian a properly executed IRS Form W-9 in the name of the Borrower and shall respond to any reasonable request by the Custodian for such other documentation and information as the Custodian may reasonably require or reasonably request in connection with the Custodian’s duties under Section 3.6(e), and the Borrower warrants that, when given, this information shall be true and correct in all material respects, not misleading in any material way, and contain all material information. The Borrower undertakes to notify the Custodian promptly if any such information requires updating or amendment.

(b) The Custodian shall not be liable to the Borrower or any third party for any taxes, fines or penalties payable by the Custodian or the Borrower and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Borrower or any third party, or as a result of the provision to the Custodian or any third party of inaccurate or misleading information or the withholding of material information by the Borrower or any third party, or as a result of any delay of any revenue authority or any other matter beyond the Custodian’s control; provided, however, the Custodian shall remain liable for (and shall not be indemnified by the Borrower for) any such taxes, fines or penalties (i) relating to income of the Custodian or (ii) arising from the Custodian’s negligence, willful misconduct, bad faith or fraudulent action.

SECTION 3.11 Shareholders Communication Act of 1985. Concurrently with the execution of this Agreement, the Borrower shall execute the Shareholders Communication Act of 1985 Authorization, substantially in the form of Exhibit C hereto.

SECTION 3.12 Facsimile/E-mail Instruction Authorization. Concurrently with the execution of this Agreement, the Borrower shall execute the Facsimile/E-mail Instructions Authorization substantially in the form of the Appendix hereto.

ARTICLE IV

PURCHASE AND SALE OF ACCOUNT

PROPERTY; CREDITS TO CUSTODIAL ACCOUNT OR INTEREST RESERVE ACCOUNT

SECTION 4.1 Purchase and Sale of Account Property. Promptly after each purchase or sale of Account Property (and prior to the time at which the Custodian is required to release or deliver any Account Property in connection therewith), the Instructing Party shall deliver to the Custodian Written Instructions specifying all information necessary for the Custodian to settle such purchase or sale. If any Written Instruction does not specify all the information necessary, the Instructing Party hereby authorizes the Custodian to access the required information from Bloomberg and the Custodian shall be entitled to rely on such information from Bloomberg without liability. The Custodian will execute all trades for the purchase and sale of Account Property in accordance with the Written Instructions of the Instructing Party until such Written Instructions have been rescinded by the Instructing Party, including the timely delivery of Account Property against payment as required in such Written Instructions. The Custodian shall account for all purchases and sales of Account Property on the actual settlement date unless otherwise agreed by the Custodian.

SECTION 4.2 Custodian Not Subject to Credit Risk. Each Instructing Party understands that when the Custodian is instructed to deliver Account Property against payment, delivery of such Account Property and receipt of payment therefor may not be completed simultaneously. Each Instructing Party assumes full responsibility for all credit risks involved in connection with the Custodian’s delivery of Account Property pursuant to instructions of such Instructing Party.

SECTION 4.3 Credits to Custodial Account or Interest Reserve Account. The Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Borrower, credit the Custodial Account or the Interest Reserve Account with the proceeds from the sale, redemption or other disposition of Account Property or interest, dividends or other distributions payable on Account Property prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Custodian’s actual receipt of final payment and may be reversed by the Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until the Custodian shall have received immediately available funds which under Requirements of Law are irrevocable and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

SECTION 4.4 Funds Invested as Temporary Investments. Funds on deposit in the Custodial Account and the Interest Reserve Account shall be invested, and the proceeds of investments shall be reinvested, by the Custodian in Temporary Investments pursuant to the Written Instructions of the Borrower. The Agents and the Custodian shall not be responsible or liable for any loss resulting from the investment performance of an investment or reinvestment of funds on deposit in the Custodial Account or the Interest Reserve Account and shall not be responsible for giving any investment advice. In the absence of any Written Instructions, the Custodian shall be under no obligation or duty to invest funds held in the Custodial Account or the Interest Reserve Account.

SECTION 4.5 Compliance with Loan Documents. Each of the Borrower and the Collateral Agent hereby covenants and agrees that in any instance in which it shall or may act as Instructing Party, it shall only instruct the Custodian with respect to the Custodial Account, the Interest Reserve Account and the Account Property in a way that is consistent with and in compliance with the Loan Agreement, the Guarantee and Security Agreement, this Agreement and the other Loan Documents to which it is a party.

ARTICLE V

OVERDRAFTS OR INDEBTEDNESS

If there shall arise for whatever reason (other than as a result of the Custodian’s negligence, bad faith, willful misconduct or fraudulent action) an overdraft in the Custodial Account or the Interest Reserve Account in the ordinary course of the Custodian’s custody business, the Borrower shall reimburse the Custodian on written demand the amount of the overdraft. The Custodian shall not make any loans or otherwise extend any credit to the Borrower, except that the Custodian may, in accordance with the requirements of the Loan Documents, advance funds to the Borrower to purchase, or to make payment on or against delivery of, Eligible Assets, so long as the Borrower expects that there will be sufficient funds on deposit in the Custodial Account in order to reimburse the Custodian for the amount of such advance by the end of the Business Day on which such advance is made. To the extent that the funds advanced (or the overdraft provided) by the Custodian are not reimbursed to the Custodian by the end of such Business Day, the Borrower agrees to pay to the Custodian forthwith on demand such unreimbursed amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available (or the overdraft provided) to the Borrower to but excluding the date of payment to the Custodian, at the rate set forth in a separate fee letter with the Borrower in connection herewith. The parties hereto agree and acknowledge that the Custodian shall have a continuing security interest in and right of setoff against the Account Property in the Custodial Account in the amount of such overdraft or unreimbursed advance (together with accrued and unpaid interest, if any, thereon as specified above) until such time as the Custodian is repaid the amount of such overdraft or advance (together with accrued and unpaid interest, if any, thereon as specified above).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1 Borrower. The Borrower hereby represents and warrants to the Custodian and the Agents that:

(a) The Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite organizational power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals could not be reasonably expected to have a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect, (iv) is in compliance with (to the extent such law, guidance or regulation is applicable pursuant to its terms to the Borrower) (A) Section 111 of EESA, as implemented by any guidance or regulations issued by UST thereunder, including 31 CFR 30 and (B) EAWA, as implemented by any guidance or regulation issued by UST thereunder and (v) is in compliance in all material respects with all Requirements of Law.

(b) The Borrower has all necessary organizational power, authority and legal right to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary organizational action on its part. This Agreement has been duly and validly executed and delivered by the Borrower and constitutes, or when executed and delivered, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the Bankruptcy Exceptions.

(c) No consent, approval or authorization of, registration or filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except (i) consents, approvals, authorizations, filings, registrations, and notices that have been or will be obtained or made, each of which is in full force and effect and (ii) the filings and recordings in respect of the Liens created pursuant to the Security Documents.

(d) Neither the execution and delivery of this Agreement by the Borrower nor the performance by the Borrower of its obligations set forth in this Agreement will (i) conflict with or result in a breach of (A) the charter, articles of organization, by laws, partnership agreement (including the Partnership Agreement), operating agreement or similar organizational document of the Borrower, or (B) any Requirement of Law, (ii) constitute a default under any material Contractual Obligation with respect to which the Borrower is a party, or (iii) except for the Liens created pursuant to the Security Documents, result in the creation or imposition of any Lien upon any Property of the Borrower, pursuant to the terms of any such material Contractual Obligation.

SECTION 6.2 Administrative Agent. The Administrative Agent hereby represents and warrants that it is the duly authorized administrative agent under the Loan Agreement and the Guarantee and Security Agreement acting on behalf of and for the benefit of the Lender.

SECTION 6.3 Collateral Agent. The Collateral Agent hereby represents and warrants that it is the duly authorized collateral agent under the Loan Agreement and the Guarantee and Security Agreement acting on behalf of and for the benefit of the Secured Parties, and hereby covenants that any actions taken by it hereunder will be solely for the benefit of the Secured Parties in accordance with the Loan Agreement and the Guarantee and Security Agreement.

SECTION 6.4 Custodian. The Custodian hereby represents and warrants that:

(a) The Custodian (i) is a New York state chartered bank duly organized and validly existing under the laws of the State of New York, (ii) has all requisite organizational power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and (iv) is in compliance in all material respects with all Requirements of Law.

(b) The Custodian has all necessary organizational power, authority and legal right to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Custodian of this Agreement has been duly authorized by all necessary organizational action on its part. This Agreement has been duly and validly executed and delivered by the Custodian and constitutes, or when executed and delivered, will constitute, a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, subject to the Bankruptcy Exceptions.

(c) No consent, approval or authorization of, registration or filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(d) Neither the execution and delivery of this Agreement nor the performance of the obligations set forth in this Agreement will (i) conflict with or result in a breach of (A) the charter, articles of organization, by laws, partnership agreement, operating agreement or similar organizational document of the Custodian, or (B) any Requirement of Law, (ii) constitute a default under any material Contractual Obligation to which the Custodian is a party, or (iii) result in the creation or imposition of any material Lien upon any Property of the Custodian or, pursuant to the terms of any such material Contractual Obligation.

ARTICLE VII

CONCERNING CUSTODIAN

SECTION 7.1 Duty of Care. Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Custodian nor any of its Related Parties shall be liable for (i) actions taken pursuant to the instruction of the Instructing Party in accordance with this Agreement and (ii) except as otherwise provided herein as between the Custodian and the Borrower, in all other respects, for any action taken or not taken by it (or them) under or in connection with this Agreement, except for the Custodian’s (or their) own negligence, bad faith, willful misconduct or fraudulent action; provided that in no event shall the Custodian be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement. Without limiting the foregoing and notwithstanding any provision to the contrary elsewhere, the Custodian and each of its Related Parties:

(a) shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement or the other Loan Documents to which it is a party, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Custodian; without limiting the foregoing, the Custodian shall have no duty to preserve, exercise or enforce rights in the Account Property (against prior parties or otherwise);

(b) shall in any instance where the Custodian determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, request instructions from the Instructing Party or advice from legal counsel (or other appropriate advisor), as the case may be, with respect to such uncertainty and may delay or refrain from taking such action unless and until it has received such instructions or advice;

(c) may, with respect to questions of law relating specifically to the Custodial Account and Interest Reserve Account, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion;

(d) will not be responsible to any Person for any statement, warranty or representation made by any party other than the Custodian and any of its Related Parties in connection with this Agreement;

(e) will have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, conditions or covenants of any security agreement with the Administrative Agent or the Collateral Agent;

(f) will not be responsible to any Person for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement, except to the extent set forth in Section 6.4, or the title, validity or genuineness of the Collateral or any Account Property (including any Financial Assets in or delivered into the Accounts);

(g) may rely on any notice, direction, instruction, instrument, document, resolution, officer’s certificate, opinion of counsel, certificate of auditors or any other certificate, statement, opinion, report, request, consent, order, appraisal, bond or other paper reasonably believed by it or them in good faith to be genuine and to have been signed or presented by the proper party or parties (and need not investigate any fact or matter stated in any such notice, direction, instruction, instrument, document, resolution, officer’s certificate, opinion of counsel, certificate of auditors or any other certificate, statement, opinion, report, request, consent, order, appraisal, bond or other paper), and shall be entitled to presume the genuineness, legal capacity and due authority of any signature appearing thereon;

(h) shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice relating thereto has been received by the Custodian at the address and to the person designated in (or as subsequently designated pursuant to) this Agreement;

(i) shall not be obligated or required by any provision of this Agreement to expend or risk the Custodian’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its or their judgment may cause it or them to incur or suffer any expense or liability, unless the Custodian shall have been provided with security or indemnity for the payment of the costs, expenses (including but not limited to reasonable attorneys’ fees) and liabilities which may be incurred therein or thereby, satisfactory to the Custodian; and

(j) shall not incur any liability for acts or omissions of any Agent Member for the central handling of Account Property.

SECTION 7.2 Limitation of Responsibility of the Custodian.

(a) The Borrower agrees to pay, indemnify, and hold the Custodian and each of its Related Parties (each, an “Indemnitee”) harmless and defend them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, overdrafts, advances, costs, expenses (including the reasonable fees and disbursements of legal counsel) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, but excluding income taxes or taxes arising from an Indemnitee’s negligence, willful misconduct, bad faith or fraudulent action (all the foregoing non-excluded items, collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the negligence, bad faith, willful misconduct or fraudulent action of any Indemnitee or any of its Related Parties. The Borrower may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the Indemnitees (which counsel shall be reasonably satisfactory to the

Indemnitees) and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the Borrower may not agree to any settlement involving any Indemnitee that contains any element other than the payment of money and complete indemnification of the Indemnitee without the prior written consent of the affected Indemnitee and (ii) the Borrower shall engage and pay the reasonable expenses of separate counsel for the Indemnitee to the extent that the interests of the Indemnitee are in conflict with those of the Borrower. The Borrower shall be responsible to pay the reasonable fees of such separate legal counsel if such a conflict exists. All amounts due under this Section 7.2(a) shall be payable as Borrower Administrative Expenses in accordance with Section 2.07 of the Loan Agreement and any request for payment under this Section 7.2(a) must be received by the Borrower, the Agents and the Collateral Administrator no later the last Business Day of each month in connection with payments to be made on the next succeeding Loan Payment Date.

(b) The indemnity provided to the Custodian in this Section 7.2 shall survive any termination of this Agreement, including any termination under any bankruptcy law, or the resignation or removal of the Custodian hereunder.

(c) To the extent permitted by applicable law, no party shall assert, and each hereby waives, and no party shall have any indemnity obligation with respect to, any claim against any other party, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, or the transactions contemplated hereby.

(d) The Custodian shall have no duty (i) to see to any recording or filing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or to any rerecording or refiling of any thereof, (ii) to see to any insurance, or (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any Collateral.

(e) The Custodian shall not be required to give any bond or surety in connection herewith or the powers granted hereunder.

(f) The Custodian may execute ministerial and ancillary duties through third party ministerial or ancillary service providers, including, but not limited to, pricing services, software vendors or corporate action service providers; provided that upon request by the Borrower, the Custodian shall to the extent permitted by applicable law, sue such ministerial or ancillary service provider or otherwise enforce its rights against such service provider (provided that the Custodian shall be indemnified by the Borrower for any costs or expenses in connection with such action) and collect, on behalf of the Borrower, any proceeds or damages awarded in respect of any related judgment against such service provider, less any costs and expenses owing to the Custodian. The Custodian shall have no monitoring responsibility with respect to such persons and shall not be responsible for any misconduct or negligence on the part of any such persons appointed by the Custodian with due care.

(g) The Custodian shall not be under any obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.

(h) The Custodian is authorized to rely on information from the Valuation Agent or any generally recognized pricing information service (including brokers and dealers of the Collateral Administrator) as is necessary in order for it to perform its responsibilities hereunder and the Custodian shall not be liable for any fees, costs, expenses, liabilities or losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer or Valuation Agent. The Custodian may rely on data supplied by third parties (“Pricing Data”), such as pricing data, model pricing and indicative data, without independent investigation. The Custodian does not represent or warrant that the Pricing Data are correct, complete or current. THE CUSTODIAN IS NOT RESPONSIBLE FOR ANY ACTIONS TAKEN OR NOT TAKEN AS A RESULT OF THE USE OF OR RELIANCE UPON PRICING DATA.

SECTION 7.3 Compensation. The Custodian will perform its duties and provide the services called for hereunder in exchange for compensation and expense reimbursement set forth in a separate fee letter with the Borrower in connection herewith. The payment obligations to the Custodian pursuant to this Section 7.3 accrued prior to the termination of this Agreement and the resignation or removal of the Custodian shall survive the termination of this Agreement and the resignation or removal of the Custodian. For the avoidance of doubt, all amounts payable under this Section 7.3 shall be payable only as Borrower Administrative Expenses in accordance with the order specified in the Priority of Payments as set forth in Section 2.07 of the Loan Agreement.

SECTION 7.4 Compliance with Legal Processes and Judicial Orders. If any Account Property subject to this Agreement is at any time attached or levied upon, or in case the transfer, delivery, redemption or withdrawal of any such Account Property shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Account Property, the Custodian is authorized to comply with any such order in any matter as the Custodian or its legal counsel reasonably deems appropriate. If the Custodian complies with any process, order, writ, judgment or decree relating to the Account Property in accordance with the preceding sentence, then the Custodian shall not be liable to the Borrower, the Administrative Agent or the Collateral Agent or to any other person or entity even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

SECTION 7.5 Force Majeure. The Custodian shall be responsible for maintaining and preserving its operations, facilities and systems (including its computer and communication systems) in a manner consistent with commercial and supervisory standards prevalent in its industry. The Custodian agrees that it shall enter into and shall maintain in effect, at all times during the term of this Agreement, with appropriate parties one or more agreements making reasonable provision for (a) periodic back-up of computer files and data with respect to any accounts held by it and (b) emergency use of electronic data processing equipment to provide services under this Agreement. So long as the Custodian shall have complied with the foregoing maintenance or preservation requirements and provided that any delay or failure to take such action as may be required under this Agreement could not be prevented by the exercise of reasonable diligence by the Custodian, the Custodian shall not be liable for any delay or failure to take any action as may be required under this Agreement to the extent that any such delay or failure is caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; nuclear or natural catastrophes; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; accidents; labor disputes; and acts of civil or military authority or governmental actions; it being understood that the Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances. The Custodian shall provide the Borrower and the Agents with written notice of failure or delay to take action as may be required under this Agreement.

SECTION 7.6 Covenants of the Custodian.

(a) No Adverse Interest. The Custodian has not entered into, and hereafter during the term of this Agreement shall not enter into, any agreement granting “Control” (within the meaning of Sections 8-106(d)(2), 9-104 and 9-106 of the NYUCC) with respect to the Custodial Account, the Interest Reserve Account or the Account Property to any Person, other than as set forth in this Agreement. The Custodian has a trust department which in the ordinary course of its business maintains security accounts for others and is acting in that capacity as Custodian under this Agreement.

(b) Duty to Negotiate in Good Faith. The Custodian hereby agrees that it shall, at the expense of the Borrower, negotiate in good faith with the other parties hereto with respect to any amendments, supplements or other modifications to this Agreement which may be proposed by any such party for the purpose of ensuring the perfection of the security interests which have been granted by the Borrower in the Account Property to the Collateral Agent; provided, however, that nothing in this Section 7.6(b) shall require the Custodian to undertake any obligation, business, service or activity (i) which it shall have chosen as an institutional, legal, business or policy matter (A) not to offer to the public or (B) to discontinue or (ii) for which it is not, based on its reasonable determination, adequately compensated. In executing or accepting the terms of any such amendment, supplement or modification, the Custodian shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that the execution of such amendment, supplement or modification is authorized or permitted by this Agreement and that all conditions precedent thereto have been complied with. The Custodian may, but shall not be obligated to, enter into any such amendment, supplement or modification which affects the Custodian’s own rights, duties or indemnities under this Agreement or otherwise.

(c) Compliance with Loan Agreement and Guarantee and Security Agreement. The Custodian hereby agrees that it is familiar with the provisions of the Loan Agreement and the Guarantee and Security Agreement and that it shall comply with such provisions to the extent that such provisions are applicable to the Custodian thereunder or pursuant to the terms hereof.

SECTION 7.7 Customer Identification Program. The Borrower hereby acknowledges that the Custodian is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Custodian must obtain, verify and record information that allows the Custodian to identify the Borrower. Accordingly, prior to opening the Custodial Account or the Interest Reserve Account the Custodian will ask the Borrower to provide certain information including, but not limited to, name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Borrower agrees that the Custodian cannot open the Custodial Account or the Interest Reserve Account unless and until the Custodian verifies the Borrower’s identity in accordance with its CIP.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Delivery of Certificate of Responsible Officers.

(a) The Borrower and the Agents agree to furnish to the Custodian a new Certificate of Responsible Officers in the event of any change in the then designated Responsible Officers. Until such new Certificate is received, the Custodian shall be fully protected in acting upon Written Instructions of such designated Responsible Officers.

(b) The Custodian shall give the Loan Parties and the Secured Parties prompt notice if the Custodian receives notice or becomes aware that the Account Property becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process.

SECTION 8.2 Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except in a writing signed by the Borrower, the Agents, the Custodian and the Lender.

SECTION 8.3 Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (SUBJECT TO APPLICABLE FEDERAL LAW).

SECTION 8.4 Notices.

(a) All notices, reports, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) sent by certified or registered mail, return receipt requested, (ii) sent by overnight mail or courier, (iii) posted on the Borrower’s intranet website in accordance with Section 8.4(b), or (iv) delivered by hand, in each case, if to the Agents, at the Agents’ address, as set forth on Schedule A to the Loan Agreement, if to the Custodian, at the Custodian’s address, as set forth on Schedule A to the Loan Agreement, if to the Collateral Administrator, at the Collateral Administrator’s address, as set forth on Schedule A to the Loan Agreement, if to the Valuation Agent, at the Valuation Agent’s address, as set forth on Schedule A to the Loan Agreement, if to the Borrower, to the Borrower’s address, as set forth on Schedule A to the Loan Agreement, if to any other Person party hereto at the address such Person shall have last designated by notice to each other party hereto and if to the Lender, at the Lender’s address, as set forth on Schedule A to the Loan Agreement; provided that the Lender may only receive notices, reports, requests, demands and other communications hereunder pursuant to clauses (i) through (iii). Any notice, report, request, demand and other communication will be deemed received (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if posted on the Borrower’s intranet website in accordance with Section 8.4(b), on the day an e-mail is sent to the Lender at the email address of the Lender set forth on Schedule A to the Loan Agreement instructing it that a notice has been posted; provided that if such e-mail is sent after 5:00 p.m. (Washington, D.C. time) or on a day that is not a Business Day, such notice shall be deemed received on the next succeeding Business Day and (iv) if delivered by hand, when actually received.

(b) The Borrower may, in its discretion, provide any notice, report, request, demand, consent or other communication to the Lender by posting such notice on the Borrower’s intranet website and sending an e-mail to the Lender at the email address of the Lender set forth on Schedule A to the Loan Agreement notifying it of such posting.

SECTION 8.5 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF EITHER THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE U.S. COURT OF FEDERAL CLAIMS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED (I) IF TO PARTIES OTHER THAN THE LENDER, BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 8.4 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED AND (II) IF TO THE LENDER, ONLY IN THE MANNER PRESCRIBED FOR SERVING PROCESS ON AN AGENCY OF THE U.S. FEDERAL GOVERNMENT UNDER THE FEDERAL RULES OF CIVIL PROCEDURE; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 8.7 Successors and Assigns.

(a) This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto. Except as set forth in Section 7.2(f), the Custodian may not assign or delegate its rights and obligations hereunder without the prior written consent of the Borrower and the Lender, except that the Custodian may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of the Custodian or its successors without such consent; provided that the Custodian or any successor thereto shall be responsible for and be or become liable for (i) any actions taken or inactions omitted to be taken, in either case, by any such Affiliates and (ii) the execution and performance of any such duties to the same extent as if any such duties had not been delegated.

(b) Notwithstanding the provisions of Section 8.7(a), any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Custodian, shall be the successor of the Custodian hereunder and shall be bound by the provisions hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto and without the written consent of any other party hereto.

SECTION 8.8 Counterparts and Facsimile. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts. Each counterpart shall be deemed to be an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.9 Bankruptcy Non-Petition. The Custodian hereby covenants and agrees that it will not at any time (a) commence or institute against the Borrower or join with or facilitate any other Person in commencing or instituting against the Borrower any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, receivership, insolvency, liquidation proceedings, or other proceedings under any United States federal or state, or other jurisdiction, bankruptcy or similar law or statute now or hereafter in effect in connection with any obligations relating to this Agreement or any of the other Loan Documents or (b) in its capacity as Custodian, participate in any assignment for the benefit of creditors, compositions, or arrangements with respect to the Borrower’s debts. The provisions of this Section 8.9 shall survive the termination of this Agreement.

SECTION 8.10 Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Borrower under this Agreement are solely the obligations of the Borrower and not of any direct or indirect owner, director, shareholder, member, partner or officer of the Borrower and shall be payable solely to the extent of funds received by and available to the Borrower in accordance with Section 2.07 of the Loan Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Borrower arising out of or based upon this Agreement against any Limited Partner, General Partner, Private Vehicle or any advisor or Subadvisor of the Borrower and, except as specifically provided herein, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Borrower arising out of or based upon this Agreement against the Custodian or any Affiliate thereof; provided, however, that the foregoing shall not relieve any Person from any liability such Person would otherwise have as a result of its own acts or omissions that constitute willful misconduct, bad faith or fraud. The provisions of this Section 8.10 shall survive the termination or expiration of this Agreement and the Loan Agreement.

SECTION 8.11 Third Party Beneficiaries. The parties hereto agree that the Lender is the only express third party beneficiary of this Agreement.

SECTION 8.12 Access to Books and Records. The Custodian shall permit the Borrower, any representatives designated by the Administrative Agent, the Collateral Agent or the Lender, including SIGTARP, the GAO and their respective advisors and representatives, (a) upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from the Records (as defined below) and will cause its personnel to assist in any such inspections, examinations and extractions of such Records and (b) at reasonable times, as often as reasonably requested and during normal business hours, to meet with it to discuss matters that fall within the scope of this engagement.

SECTION 8.13 Maintenance of Books and Records. During the term of this Agreement, the Custodian shall keep and retain and make easily accessible all information, materials and records in whatever format (collectively, “Records”) which it has or which come into its possession in connection with the services provided under this Agreement, in each case to the extent consistent with the Custodian’s internal records and maintenance and records retention policy; provided that prior to any destruction of any Records by the Custodian in accordance with such policy, the Custodian shall notify the Borrower and the Agents and provide the Borrower with an opportunity to take possession of such Records from the Custodian. Upon the termination of this Agreement or its services hereunder, the Custodian and the Borrower shall, in good faith, agree on the timing and mechanism for transferring all Records to the Borrower; provided that the Custodian shall retain all Records until the earlier of (a) the three-year anniversary of the termination of the Partnership and (b) the termination of its services hereunder and transfer of all Records to a successor Custodian. In transferring such Records, the Custodian shall provide a certificate of a Responsible Officer certifying (a) as to whether it has kept and retained the Records in accordance with the requirements set forth herein and (b) that the Records being transferred represent all of the Records that have not been previously delivered or destroyed in compliance with this Section 8.13. Notwithstanding the foregoing, the Custodian may make and retain copies of Records to satisfy existing internal audit, compliance or record retention requirements; provided that such certificate includes information as to the copies of Records that it is retaining.

SECTION 8.14 Confidentiality.

The Custodian agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, accountants and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be required to keep such Information confidential), (b) in response to any order, subpoena or other form of legal process issued by any court, administrative, legislative, regulatory or governmental body purporting to have jurisdiction over it (including any self-regulatory authority) or otherwise required by any applicable law or regulation; provided that prior to any disclosure of such information, the Custodian shall notify the Borrower, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Valuation Agent and the Lender unless prohibited by any Requirement of Law from doing so, of any proposed disclosure as far in advance of such disclosure as practicable so that such applicable party may seek a protective order or other appropriate remedy and upon such applicable party’s request, the Custodian shall take all reasonable actions to ensure that any information disclosed shall be accorded confidential treatment, (c) to any other party hereto, (d) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 8.14, to any actual or prospective counterparty (or its advisors) to any derivative transaction relating to the Borrower and its Obligations, (f) with the written consent of the Borrower or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 8.14 or (ii) becomes available to the Custodian or any of its Affiliates on a non-confidential basis from a source other than the Borrower, the Lender or otherwise pursuant to the transactions contemplated hereunder. UST intends, subject to applicable law, regulation or governmental order, to hold confidential all confidential information provided to it by or on behalf of any member of the General Partner Group.

For purposes of this Section 8.14, “Information” means all information (including any financial models (and any assumptions and inputs underlying such models) and any non-publicly available information in respect of any Portfolio Investments (including holdings, CUSIP numbers and market prices thereof)) received from the General Partner, the Valuation Agent, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Lender, the Subadvisors, the Borrower or any of its Subsidiaries or any of their respective Affiliates relating to the Borrower or any of its Subsidiaries or any of their respective Affiliates or any of any of their respective businesses, other than any such information that is available to the Custodian on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 8.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.15 No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Custodian and the Borrower as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

ARTICLE IX

TERM; TERMINATION

SECTION 9.1 Term. This Agreement shall continue in effect so long as the Loan Agreement remains in effect with respect to the Loans, unless this Agreement has been previously terminated in accordance with Section 9.2 hereof.

SECTION 9.2 Termination. This Agreement shall continue in full force and effect until it has been terminated in accordance with this Section 9.2. The Custodian may resign as Custodian, or the Borrower (with the prior consent of the Lender) may, in its sole discretion, remove the Custodian with sixty (60) days’ (in the case of the Custodian resigning) or thirty (30) days’ (in the case of the removal of the Custodian) prior written notice to each other party hereto; provided that no termination of this Agreement shall be effective until the Borrower shall have appointed a successor Custodian that has been approved by the Lender in its sole discretion. If the Borrower shall fail to appoint a successor Custodian within ninety (90) days after notice of resignation from the Custodian, then the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian. The indemnity provided to the resigning Custodian under Section 7.2 shall survive its resignation under this Agreement with respect to any Indemnified Liabilities to the extent incurred or arising, or relating to events occurring, before such termination.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or signatories thereunto duly authorized as of the day and year first above written.

[ ], as Borrower

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, in its capacity as Administrative Agent and Collateral Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, in its capacity as Custodian

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF RESPONSIBLE OFFICERS

([Borrower][Administrative Agent][Collateral Agent] - Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting                      of                                  (the “[            ]”), and further certifies that the following officers or employees of the [                    ] have been duly authorized in conformity with the [                    ]’s [Articles of Incorporation and By-Laws][Partnership Agreement][Operating Agreement] to deliver Written Instructions to THE BANK OF NEW YORK MELLON, as custodian (in such capacity, the “Custodian”) pursuant to the Custodial Agreement dated as of the date set forth in Schedule A to the Loan Agreement by and among The Bank of New York Mellon, as Administrative Agent and as Collateral Agent,                                 , as Borrower, and The Bank of New York Mellon, as Custodian, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of authorized individuals you may currently have on file.

[corporate seal]

Title:

Date:

EXHIBIT B

[to be placed on Collateral Agent’s Letterhead]

NOTICE OF EXCLUSIVE CONTROL

             20

THE BANK OF NEW YORK MELLON, as Custodian
[Address]

Attention:

Re:	Custodial Agreement dated as of the date set forth in Schedule A to the Loan Agreement (the “Agreement”) by and among The Bank of New York Mellon, as Administrative Agent and as Collateral Agent, [ ], as Borrower, and The Bank of New York Mellon, as Custodian.

Ladies and Gentlemen:

Reference is made to the above-defined Agreement. Terms defined in the Agreement are used herein as defined therein.

This constitutes the Notice of Exclusive Control referred to in the above-defined Agreement that the Collateral Agent is exercising exclusive control over the Custodial Account, the Interest Reserve Account and the Account Property.

THE BANK OF NEW YORK MELLON, in its capacity as Collateral Agent

By:
Name:
Title:

EXHIBIT C

[LETTERHEAD OF THE BANK OF NEW YORK MELLON]

SHAREHOLDERS COMMUNICATION ACT OF 1985 AUTHORIZATION

Re: Custodial Agreement dated as of the date set forth in Schedule A to the Loan Agreement by and among The Bank of New York Mellon, as administrative agent and as collateral agent, [            ], as borrower, and The Bank of New York Mellon, as custodian (the “Agreement”)

Date:

With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Custodian to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Custodian. Under the Act, [INSERT BORROWER’S NAME] (“Customer”) is either the “beneficial owner” or a “respondent bank.”

☐ Customer is the “beneficial owner,” as defined in the Act, of the securities to be held by Custodian hereunder.

☐ Customer is not the beneficial owner of the securities to be held by Custodian, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Custodian hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the securities only:

☐ Customer objects

☐ Customer does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

EXHIBIT D

LOAN PAYMENT DATE REPORT

[See attached]

APPENDIX

[LETTERHEAD OF THE BANK OF NEW YORK MELLON]

FACSIMILE/E-MAIL INSTRUCTIONS AUTHORIZATION

Re: Custodial Agreement dated as of the date set forth in Schedule A to the Loan Agreement by and among The Bank of New York Mellon, as administrative agent and as collateral agent, [            ], as borrower (the “Borrower”), and The Bank of New York Mellon, as custodian (the “Agreement”)

Date:

Customer Authorization, Limitation of Liability and Indemnity:

[INSERT BORROWER’S NAME] (“Customer”) hereby authorizes The Bank of New York Mellon (the “Bank”) to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (but excluding on-line communications systems covered by a separate agreement (such as the Bank’s Inform or CA$H-Register Plus system) (“On-Line Communications Systems”)) (“Electronic Methods”) by persons believed by the Bank to be Responsible Officers designated by Customer pursuant to the Agreement (“Responsible Officers”). Except as set forth below with respect to funds transfers, the Bank shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a Responsible Officer of Customer (other than to verify that the signature on a facsimile is the signature of a Responsible Officer of Customer); and the Bank shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by Customer as a result of such reliance upon or compliance with such instructions or directions. Customer agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Funds Transfers. With respect to any “funds transfer,” as defined in Article 4-A of the Uniform Commercial Code, the following security procedure will apply: Customer’s payment instruction is to include the name and (in the case of a facsimile) signature of the person initiating the funds transfer request. If the name is listed as an authorized signer on the relevant account, the Bank will confirm the instructions by telephone call to a Responsible Officer of Customer who has been designated in writing by the Borrower as having authority to approve funds transfers, who may be the same person who initiated the instruction. When calling back, the Bank will request from Customer’s Responsible Officer his or her name. If the name is listed in the Bank’s records as a Responsible Officer of the Borrower with authority to approve funds transfers, the Bank will confirm the instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information. Customer acknowledges that the Bank has offered to Customer other security procedures that are more secure and are commercially reasonable for Customer, and that Customer has nonetheless chosen the procedures described in this paragraph. Customer agrees to be bound by any payment order issued in its name, whether or not authorized that is accepted by the Bank in accordance with the above procedures. When instructed to credit or pay a party by both name and a unique numeric or alphanumeric identifier (e.g. ABA number or account number), the Bank, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank. Customer agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Bank hereunder.

This authorization shall remain in full force and effect until canceled, revoked or amended by written notice received by the Bank; and replaces and supersedes any previous authorization from Customer to the Bank relating to the giving of instructions by facsimile, e-mail or other similar Electronic Methods (but excluding

On-Line Communications Systems) and is in addition to all other authorizations. Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Bank pursuant to this authorization prior to the Bank’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.

Customer agrees to indemnify and hold harmless the Bank against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Bank as a result of or in connection with the Bank’s reliance upon and compliance with instructions or directions given by Electronic Methods, provided, however, that such Losses have not arisen from the negligence or willful misconduct of the Bank (it being understood that, other than with respect to verifying and confirming that instructions received by email or other similar Electronic Method, are, in fact, from an email address or address of another similar Electronic Method, of a person believed by the Bank to be a Responsible Officer of such Customer, the failure by the Bank to verify or confirm that the person giving the instructions or directions by email or other similar Electronic Method, is, in fact, an authorized person will not constitute negligence or willful misconduct.

This document shall be governed by, and shall be construed in accordance with, the substantive laws (and not the choice of law rules) of the jurisdiction governing the Agreement.

Customer hereby represents and warrants to the Bank that this authorization is properly given and has been duly approved by a resolution of its Board of Directors or other governing body.

Nothing contained herein shall, or be deemed to, alter or modify the rights and remedies of the Bank as set forth in the Agreement.

The execution of this document by Customer constitutes acceptance of the foregoing.

Yours faithfully,

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Customer hereby accepts and agrees to the terms and conditions set forth herein.

[Name of Customer]

By:
Name:
Title:

EXHIBIT G

FORM OF VALUATION ADMINISTRATION AGREEMENT

[See attached]